EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement on Form SB-2 of our report dated August 2, 2001 relating to the financial statements of The American Life and Annuity Company, Inc. for the year ended December 31, 2000, and the reference to our firm under the caption "Experts" in this Registration Statement.

RODEFER, MOSS & CO, PLLC

Knoxville, Tennessee,
   October 29, 2002.










1729 Midpark Road, Suite C-200                                  185 Serral Drive
Knoxville, TN 37921                                        Greeneville, TN 37745
865-583-0091 Fax 865-583-0560                      423-638-8144 Fax 423-638-2979